CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-252684) and Form S-8 (Nos. 333-94997, 333-157820, 333-175274, 333-200983, 333-219921, 333-233353, and 333-261490) of Immersion Corporation and subsidiaries of our report dated February 25, 2022, relating to the consolidated financial statements appearing in this Form 10-K for the year ended December 31, 2021.

/s/ ArmaninoLLP

San Jose, California

February 17, 2023